Exhibit 77Q1(a):  Exhibits; Copies of Any Material Amendments to the
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Registrant's Charter or By-Laws
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The following documents are incorporated by reference:

Articles of Amendment and Amended and Restated Articles of Incorporation of the registrant dated August 1, 2010 are incorporated by reference to Exhibit (a) to Post-Effective Amendment No. 35 to the Registration Statement of the registrant filed on July 29, 2010 (accession number 0000932381-10-000033).

Amended and Restated Bylaws of the registrant dated August 1, 2010 are incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 35 to the Registration Statement of the registrant filed on July 29, 2010 (accession number 0000932381-10-000033).